       As filed with the Securities and Exchange Commission on November __, 2002
            Securities Act File No. 333- ______; Exchange Act File No. 000-29098

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                                  NAVIDEC, INC.
               (Exact name of registrant as specified in charter)


            Colorado                                      33-0502230
(State or other jurisdiction of incorporation  (IRS Employer Identification No.)
         or organization)


                             Fiddler's Green Center
                     6399 Fiddler's Green Circle, Suite 300
                        Greenwood Village, Colorado 80111
                                 (303) 222-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Patrick R. Mawhinney
                             Chief Financial Officer
                             Fiddler's Green Center
                     6399 Fiddler's Green Circle, Suite 300
                        Greenwood Village, Colorado 80111
                                 (303) 222-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   Copies to:
                             Roger V. Davidson, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                          1225 12th Street, Suite 2300
                             Denver, Colorado 80202
                                 (303) 292-2400

                         ------------------------------

 As soon as practicable after the effective date of this registration statement
       (Approximate date of commencement of proposed sale to the public)


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED          PROPOSED
                                                                   MAXIMUM            MAXIMUM         AMOUNT OF
         TITLE OF EACH CLASS OF                AMOUNT TO BE     OFFERING PRICE       AGGREGATE       REGISTRATION
      SECURITIES TO BE REGISTERED              REGISTERED(1)      PER SHARE       OFFERING PRICE        FEE(2)

Common Stock issuable in Rights Offering        11,696,925          $0.10          $1,169,692.50         $108

Common Stock issuable upon conversion of
outstanding Series I 5% debentures               2,500,000(3)       $0.10(3)            $250,000          $23
                                                                                                         ----
                                           TOTAL                                                         $131
                                                                                                         ====

(1) Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event. The registrant is in the process of seeking its shareholders' approval for a reverse split of its common stock in a range of between 1 for 10 and 1 for 18. If such split is approved, under Rule 416 the number of shares being registered for the Rights Offering and the conversion of the 5% convertible debentures will automatically be reduced.
(2) Calculated under Section 6(b) of the Securities Act as 0.000092 of the aggregate offering price.
(3) The amount of common stock registered is based on the maximum number of shares issuable upon conversion of the debentures and the proposed maximum offering price is based on the conversion price of the debentures.


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



                             PRELIMINARY PROSPECTUS

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 2002

                                 [NAVIDEC LOGO]

                                  NAVIDEC, INC.

                        11,696,925 SHARES OF COMMON STOCK
                      ISSUABLE PURSUANT TO RIGHTS OFFERING
                                       AND
                    2,500,000 SHARES OF COMMON STOCK ISSUABLE
                        UPON CONVERSION OF 5% DEBENTURES

         We are offering for sale 11,696,925 shares of no par value voting common stock of Navidec, Inc. to our shareholders of record on November 15, 2002. The solicitation of the exercise of our Rights is being handled for us by our Solicitor for a fee. The sale price is $0.10 per share for aggregate proceeds before expense to us of approximately $1,169,690. The Rights Offering will be open for a period of 30 days commencing on the date of this prospectus.

         We are also offering 2,500,000 shares of voting common stock issuable upon the conversion of an aggregate principal amount of $250,000 of our 5% convertible debentures. The conversion privilege is subject to receipt of shareholder approval for the issuance of the conversion shares which is the subject of a shareholder meeting scheduled for November 25, 2002. We issued debentures in the aggregate principal amount of $250,000 in a private placement during October 2002 to Interactive Capital, Inc. an accredited investor pursuant to the exemption provided by Rule 4(2) under the Securities Act of 1933.

         Holders may convert the 5% debentures into shares of our common stock at any time prior to maturity or their prior redemption by us. The conversion price of the outstanding 5% debentures (aggregate principal amount $250,000) is $0.10 per share. All of the 5% convertible debentures will mature on February 29, 2004.

         Our common stock is traded on the Nasdaq Small Cap Market under the symbol "NVDC." On November ____, 2002, the last sale price of the common stock, as reported on the Nasdaq Small Cap Market, was $0.09 per share.

         INVESTING IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

THE RIGHTS EXPIRE ON _________ DAY OF ___________, 200_. AFTER THAT DATE THE HOLDER OF THE RIGHT WILL HAVE NO ABILITY TO EXERCISE THE RIGHT TO ACQUIRE ADDITIONAL SHARES OF NAVIDEC, INC.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                                                                PROCEEDS BEFORE
                PRICE TO THE PUBLIC    SOLICITATION FEE          EXPENSES TO US
   Per Right            $0.10             $__________             $__________
   Total           $1,696,925             $__________             $__________

Our Solicitor has the right on a best efforts basis to purchase for resale any Rights that our shareholders do not exercise during the Rights Offering. You may read about the details of the Rights Offering and the solicitation under "Our Plan of Distribution".


                The date of this prospectus is November _, 2002.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS........................................................1
PROSPECTUS SUMMARY...........................................................1
RISK FACTORS.................................................................5
USE OF PROCEEDS..............................................................9
DETERMINATION OF OFFERING PRICE..............................................9
DESCRIPTION OF CREDIT FACILITY...............................................9
DESCRIPTION OF OUR SECURITIES...............................................10
OUR PLAN OF DISTRIBUTION....................................................13
SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION......14
LEGAL MATTERS...............................................................14
INDEPENDENT PUBLIC ACCOUNTANTS..............................................14
WHERE YOU CAN FIND MORE INFORMATION.........................................15
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS............................15

                              ABOUT THIS PROSPECTUS

         You only should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. In this prospectus, references to "Navidec," "we," "us" and "our" and other similar terms refer to Navidec, Inc. and, where appropriate, our predecessors. The term "you" refers to a prospective investor.

                               PROSPECTUS SUMMARY

         This summary highlights information contained or incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus and the documents incorporated by reference, particularly the section entitled "Risk Factors" beginning on page 4.

ABOUT US

         We were initially formed in July 1993 as a value-added reseller of computer products under the name ACI Systems, Inc., which was the basis of the product distribution segment of our business. We changed our name to Navidec, Inc. in July 1996 when we merged with a designer and developer of Internet web sites. In July 1992, we acquired a designer and developer of interactive kiosks to further expand the eSolutions segment of our business. In December 1998, we launched the automotive segment of our business by acquiring two prominent online automotive sites. In October 2000, we sold the remaining portion of the automotive segment of our business and in September 2001, we discontinued the product distribution segment of our business.

         Since October 2001, we have been engaged solely in our eSolutions business, which provides custom services utilizing web technology. We have implemented a plan of action that we believe will sustain our operations and satisfy the financial covenants contained in our loan agreements. During 2001, we significantly reduced costs through headcount reductions. As a result of these and other actions, we recorded a net loss of $220,000 for the quarter ended June 30, 2002, versus a net loss of $2.5 million in 2001. We believe that our cash and cash equivalents, working capital, and amounts available under our line of credit will sustain our operations until the end of 2002. However, if available funds are insufficient to fund operations, or if it appears that we are likely to violate the financial covenants in our loan agreements, we will consider further significant reductions in our operating activities.

         To obtain more information about us, see "Where You Can Find More Information."

OUR NEW BUSINESS STRATEGY

         During 2002, we have further refined our business strategy to focus on computer software application security services to large and mid-sized businesses. These services are focused on identity management, which provides user authentication, access control, enterprise directory, and user management. We believe that these security services will continue to grow as businesses continue to make overall security a major strategic initiative within their organizations. In September of 2002, we opened Navidec Capital, which will look at opportunities for acquisitions that will bring positive cash flows to the company. As of this prospectus, Navidec Capital has not acquired any companies nor has it entered into any definitive letters of agreement, with any companies.

         We are well equipped to provide these security services based on over 100,000 hours of application security implementation and over 20 million users deployed with user management security protection. As a result of our expertise, we have established strategic relationships with key industry leaders, including Sun Microsystems, Netegrity and Novell. We are the premier consulting-level partner to our strategic partners, providing application security solutions to their customers.

         We believe that the primary factors upon which competition in our industry are based are technology, breadth of services offered, creative and artistic ability, marketing and distribution resources, customer service and support, and price for services. While we believe that we have scaled back our operations to the point where we can successfully compete within our industry, there can be no assurances that we will be competitive on these or other factors.

         The application security services business is highly fragmented and increasingly competitive, with no dominant set of security consulting companies. Our competition comes from a variety of disciplines ranging from the technical expertise of the consulting divisions of the "Big Five" accounting firms to and identity management consultants such as ePresence, Inc., that provide identity management consulting and Internet-based solutions to businesses. Other potential competitors to our business include browser software vendors, personal computer and Unix software vendors and Internet service providers. Many of these companies have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than us. These factors may place us at a disadvantage when we respond to our customers' pricing strategies, technological advances and other initiatives. In addition, there are relatively low barriers to entry into our industry, and we have faced, and expect to continue to face, additional competition from new entrants.

          Currently there are few laws or regulations, which are targeted specifically to the Internet. However, because of the increasing popularity of the Internet, it is likely that a number of laws and regulations will be adopted in the future at the local, state, national or international levels with respect to commerce over the Internet. Such laws potentially could address issues such as the pricing and quality of services and products, advertising, user privacy, unsolicited marketing, intellectual property, and information security. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce, including the taxation of consumer transactions. New tax regulations could subject us to additional state sales, use and income taxes. Because our business is dependent on the Internet, the adoption of any such laws or regulations could slow down the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our services, increase costs, or otherwise have a material adverse effect on our business, results of operations and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues but we may need to do so in the future.

RECENT DEVELOPMENTS

         Arthur Andersen LLP was dismissed as our independent public accountants on May 1, 2002. On May 1, 2002, we announced that we retained the services of Hein + Associates LLP to audit our financial statements for the year ending December 31, 2002.

         On June 6, 2002, our common stock was transferred from the Nasdaq National Market to the Nasdaq Small Cap Market because its bid price had closed below $1.00 per share for 30 consecutive trading days and thus no longer complied with the listing requirements for the National Market. On August 14, 2002, we were notified of the Nasdaq staff's determination to delist our common stock. On October 4, 2002, we had a hearing before the Nasdaq Listing Qualifications Panel to request an extension of time in which to meet the listing requirements of the Nasdaq Small Cap Market. At the hearing, we described our intent to conclude a reverse split of our common shares outstanding pursuant to the Proxy Statement which had been filed with the Securities and Exchange Commission. Additionally, we described to the hearing panel our efforts to adopt our new business strategy, including the formation of our new division, Navidec Capital, which is intended to review, assess, and take specific action with regard to business opportunities which may present themselves to us.

         On September 18, 2002, we announced that we had hired Interactive Capital to consult with us with respect to fund raising activities. As of November 4, 2002, we have sold $250,000 of our convertible debentures. On October 1, 2002, we announced the issuance of a Rights Offering to our shareholders of record on November 15, 2002 whereby each shareholder of record on the Record Date is entitled to receive an additional share of our common stock for a purchase price of $0.10 per share. The pricing of the rights offer was intended to give our existing shareholders the right to participate in our future at the same price that the convertible securities issued in our private placements have the right to convert their stock. ALL OF THESE PROVISIONS ARE SUBJECT TO THE APPROVAL BY OUR SHAREHOLDERS OF A REVERSE SPLIT OF OUR COMMON STOCK IN THE RANGE FROM BETWEEN 1 FOR 10 TO 1 FOR 18 AND AS REQUIRED BY THE CORPORATE GOVERNING STANDARDS OF THE NASDAQ STOCK MARKET FOR MAINTAINING OUR LISTING,

SHAREHOLDER APPROVAL OF THE ISSUANCE OF ADDITIONAL SHARES. OUR SHAREHOLDERS MEETING IS SCHEDULED FOR NOVEMBER 25, 2002, AT WHICH MEETING APPROVAL OF THESE PROPOSALS AND THE ELECTION OF OUR BOARD OF DIRECTORS IS TO TAKE PLACE. FOR A MORE DETAILED DESCRIPTION REGARDING OUR SECURITIES, SEE BELOW UNDER "DESCRIPTION OF OUR SECURITIES."

CORPORATE OFFICES

         Our principal executive offices are located at 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111, and our telephone number is (303) 222-1000.


CAPITAL STRUCTURE (PRE-REVERSE SPLIT)

         Shares of common stock (voting and non-voting) authorized:  20,000,000

         Shares of voting common stock outstanding prior to this offering: 10,995,844

         Shares of non-voting common stock outstanding prior to this offering: 701,081

         Options to acquire common stock outstanding prior to this offering: 663,322

         Warrants to acquire common stock outstanding prior to this offering:  369,121

         Amount of 5% convertible debentures outstanding prior to this offering:  $250,000

THE OFFERING

         All shares offered are shares of our voting common stock.

         Shares offered to our shareholders: 11,696,925 *

         Shares offered upon conversion of outstanding 5% convertible debentures: 2,500,000 *

         * At our annual shareholders meeting scheduled for November 25, 2002, we will ask our shareholders to approve a reverse split of our outstanding shares of common stock in a range of between 1 for 10 and 1 for 18. If such approval is granted, the number of shares offered to our shareholders of record on November 15, 2002, and the number of shares issuable upon conversion of our 5% debentures, will be reduced by the reverse stock split. If such approval is not granted, it is likely that our stock will be delisted from the Nasdaq Small Cap Market and we will be in default of the terms of the 5%.

SUMMARY FINANCIAL INFORMATION

         The following tables set forth summary financial and other equity information about us. You should read this summary information in conjunction with "About Us" which includes a discussion of factors materially affecting the comparability of the information presented, and in conjunction with the financial statements incorporated by reference into this prospectus.

                                           FISCAL YEAR       FISCAL YEAR       FISCAL YEAR       9 MONTHS
                                              ENDED             ENDED             ENDED            ENDED
                                          DEC. 31, 1999      DEC. 31, 2000    DEC. 31, 2001  SEPTEMBER 30, 2002
STATEMENT OF OPERATIONS DATA
----------------------------
Gross Profit                              $  8,221,000      $ 15,292,000     $  9,440,000      $  1,942,000
Net Income (Loss)                           (8,161,000)       16,354,000      (55,396,000)       (2,008,000)
Net Income (Loss) per Share (diluted)            (1.08)             1.37            (4.76)            (0.17)
Weighted Average Shares Outstanding          7,574,000        11,950,000       11,640,000        11,681,000
(diluted)

BALANCE SHEET DATA
------------------
Cash                                      $ 35,860,000      $  3,425,000     $  2,465,000      $     98,000
Total Assets                              $ 65,028,000      $ 89,122,000     $ 10,612,000      $  4,689,000
Total Liabilities                         $ 25,933,000      $ 28,610,000     $  5,645,000      $  1,679,000
Stockholders' Equity (Deficit)            $ 39,095,000        60,567,000        4,967,000         3,010,000

                                  RISK FACTORS

         An investment in shares of our common stock involves significant risks. In addition to reviewing other information in this prospectus, you should carefully consider the following factors before deciding to purchase shares of our common stock.

Risks Relating to Our Financial Condition
-----------------------------------------

IF OUR NEW BUSINESS PLAN IS NOT SUCCESSFUL IN ADDRESSING OUR AUDITOR'S DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN, OUR SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

         Our auditors have included an explanatory paragraph in their opinion on our financial statements for the year ended December 31, 2001, to state that our outstanding debt and uncertainty about our ability to maintain compliance with our debt covenants raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. We cannot assure you that our business plans will be successful in addressing these issues. If we cannot successfully continue as a going concern, our shareholders may lose their entire investment in us.

IF WE CONTINUE TO INCUR OPERATING LOSSES, WE MAY HAVE TO FURTHER CURTAIL OUR OPERATIONS.

         We have not generated profits from operations since 1996 and we may continue to lose money for the foreseeable future. Historically we have incurred losses and experienced negative cash flow. We may continue to incur losses and may never achieve or sustain profitability. If we can not achieve positive cash flow through our scaled-back operations, we may have to consider further significant reductions in our operating activities.

IF WE FAIL TO MAINTAIN OUR LISTING ON NASDAQ, WE WILL BE IN DEFAULT UNDER OUR 5% DEBENTURES.

         We will be in default of the terms of the Convertible Debenture Agreement pursuant to which we sold our 5% convertible debentures due 2004, if our common stock is de-listed from the Nasdaq Small Cap Market. We were notified on August 14, 2002, that our stock would be de-listed and on October 4, 2002, we had a hearing before the Nasdaq Listing Qualifications Panel to request an extension of time. If such default occurs, the holders of the debentures may declare the principal amount of the debentures due and payable immediately. Furthermore, we will not be able to sell any additional debentures, including those for which we have irrevocable purchase commitments. If we can not obtain replacement financing, we may have to consider further significant reductions in our operating activities.

WE MAY NOT BE ABLE TO MAINTAIN A BANK CREDIT FACILITY BORROWING BASE THAT ADEQUATELY MEETS OUR ANTICIPATED FINANCING NEEDS.

         During 2001, we borrowed $1 million pursuant to a term loan from Silicon Valley Bank, which had a repayment schedule of 36 monthly installments through December 2004. Pursuant to the loan agreement we were required to maintain certain minimum financial covenants on a monthly basis. During the third quarter of 2002, we broke those covenants and paid down approximately $500,000 of the loan with the remainder being paid out over 12 monthly installments.

         At September 30, 2002, the Company had $307,000 outstanding under its term credit facility. At September 30, 2002 the Company had $125,000 outstanding under its line of credit agreement with the Bank. During the third quarter of 2002, the Company was out of compliance with the covenants of its loan and as such it not able to draw additional amounts against its line of credit, in addition the Bank accelerated the term note which is now due monthly with principal and interest payments through September 2003.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING NEEDED TO FUND OUR OPERATIONS IN 2003, WE MAY BE FORCED TO REDUCE OUR OPERATIONS.

         Historically, cash flow from operations has been insufficient to fund our operations and we have relied on other sources, such as public and private sales of securities, loans from principal shareholders and employees, loans and lines of credit, and accounts receivable factoring arrangements made available by banks, to fund our operations. We believe that on a long-term basis we will be able to generate sufficient cash flow from operations to fund our long-term plans. However, if our cash requirements or cash flow vary significantly from our current projections or if unforeseen circumstances occur, we may require additional financing sooner than we anticipate. We currently have binding commitments for only $500,000 of convertible debentures which may be inadequate to fund operations for the long term. We cannot assure you that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. Failure to obtain additional financing could restrict our growth, limit our development of new products and services, limit our ability to take advantage of strategic opportunities, and hinder our ability to compete.

Risks Relating to Our Business
------------------------------

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR INVESTORS TO EVALUATE OUR BUSINESS.

         Although we have been in business since July 1993, in the past two years we have sold or discontinued two of our three lines of business and we recently have refocused our remaining line of business on software application security services. Thus, we have a very limited operating history upon which an evaluation of our business and prospects can be based. Our business and prospects must be considered in light of the risks, expenses and difficulties encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as Internet security solutions.

OUR LACK OF LONG-TERM CONTRACTS CREATES AN UNCERTAIN REVENUE STREAM AND THUS VARIABLE QUARTERLY RESULTS.

         Our customers generally retain us on a project-by-project basis, rather than under long-term contracts. As a result, a customer may or may not engage us for further services after a specific project is completed. For example, after a security analysis is complete and we have determined what solution would be optimal, the customer may have another company build and manage the solution. The absence of long-term contracts and our continual need for new customers create an uncertain revenue stream, which results in variable quarterly financial performance.

WE COULD LOSE MONEY ON OUR FIXED PRICE CONTRACTS.

         Most of our contracts are currently on a fixed-price basis, rather than a "time and material" basis. We assume greater financial risk on fixed-price contracts than on "time and material" engagements. We have a limited history in estimating our costs for our fixed-price engagements. If we fail to estimate costs accurately or encounter unexpected problems, we could lose money on our contracts, which could prevent us from achieving positive cash flow.

IF WE ARE UNABLE TO KEEP PACE WITH ADVANCES IN TECHNOLOGY, CONSUMERS MAY STOP USING OUR SERVICES.

         The e-business market is characterized by rapid technological change, changes in consumer preferences, and new product and service offerings that could render our existing web sites and technology obsolete. Our profitability will depend, in part, on our ability to:

         -   continue to enhance our existing services;

         - develop new technologies that addresses the increasingly sophisticated and varied needs of our customers;

         -   license leading technologies; and

         - respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis.

         If we are unable to adapt to changing technologies, customers may stop using our services and our business, results of operations and financial condition could be negatively impacted.

IF OUR LICENSED TECHNOLOGY INFRINGES THE PROPRIETARY RIGHTS OF OTHERS, WE MAY BE SUBJECT TO COSTLY LITIGATION AND WE MAY LOSE THE RIGHT TO USE THE TECHNOLOGY.

         We license technology and content from third parties and it is possible that we could become a party to an infringement action based upon the licenses from those third parties. Although we generally obtain representations as to the origin and ownership of all licensed technology and content, such representations may not adequately protect us. Any claims of infringement, with or without merit, could subject us to costly litigation and the diversion of our technical and management personnel. If any of our licensed technology is found to infringe on the proprietary rights of any party other than our licensor, we may incur additional costs in licensing the technology from the non-licensor or we may be prevented from using the technology altogether.

MISAPPROPRIATION OF OUR INTELLECTUAL PROPERTY RIGHTS COULD IMPAIR OUR COMPETITIVE POSITION.

         Our ability to compete depends upon our systems and technology. Despite efforts to protect our proprietary rights through the use of trademarks, trade secrets, copyright law, confidentiality agreements and technical measures, unauthorized parties may attempt to copy aspects of our services or obtain and use information that we regard as proprietary to compete against us. Policing unauthorized use of our proprietary rights is difficult. Also, effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are made available online.

         As part of our confidentiality procedures, we generally enter into agreements with our employees and consultants and limit access to our trade secrets and technology. We cannot be sure that the steps taken by us will prevent misappropriation of technology or that the agreements entered into for that purpose will be enforceable. In addition, litigation may be necessary in the future to enforce or protect our intellectual property rights or to defend against claims of infringement or invalidity. Misappropriation of our intellectual property or litigation regarding our intellectual property could have a negative impact on our business.

BECAUSE OUR PRIMARY SERVERS ARE LOCATED AT A SINGLE PRINCIPAL LOCATION, WE COULD EXPERIENCE A SIGNIFICANT SYSTEM DISRUPTION.

         We primarily host our web sites at our corporate headquarters in Greenwood Village, Colorado. Although we maintain offsite backup servers, all of our primary servers are located at our corporate headquarters and are vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins and other events beyond our control. We have, from time to time, experienced periodic systems interruptions and anticipate that these interruptions will occur in the future. Although we maintain business interruption insurance, such insurance may not be adequate to compensate us for all losses that may occur due to failure of our systems, such as the loss of clients and damage to our reputation as a provider of reliable services. If we experience significant system disruptions, our business would be materially adversely affected.

IF OUR COMPUTER INFRASTRUCTURE SUFFERS A SECURITY BREACH, IT COULD JEOPARDIZE CONFIDENTIAL INFORMATION TRANSMITTED OVER THE INTERNET, CAUSE INTERRUPTIONS IN OUR OPERATIONS OR CAUSE US TO BE LIABLE TO THIRD PARTIES.

         We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, including personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our insurance does not currently protect us against these losses. Any security breach would have a material adverse effect on our business, results of operations and financial condition.

DIFFICULTIES RESULTING FROM FUTURE STRATEGIC ACQUISITIONS COULD ADVERSELY AFFECT US.

         We plan to pursue select acquisitions in the future, some of which may represent businesses that are new to us or that represent a significant expansion of our current line of business. In making such acquisitions, we may incur significant acquisition-related expenses, incur substantial debt and may assume unknown or contingent liabilities. We may encounter difficulties integrating acquired personnel, operations, technologies or services. We may encounter difficulties successfully managing the rapid growth we expect to experience from our acquisitions. We also may encounter unforeseen expenses, complications and delays, including difficulties in staffing and providing operational and management oversight. To the extent we encounter problems with our acquisitions, our business could be materially adversely affected.

Risks Relating to Our Common Stock
----------------------------------

ADDITIONAL INFUSIONS OF CAPITAL WILL HAVE A DILUTIVE EFFECT ON YOUR INVESTMENT.

         To finance our operations we may sell additional shares of our stock. Any additional equity financing that we receive may involve substantial dilution to our then-existing shareholders. Furthermore, we may issue stock to acquire assets or businesses. In the event that any such shares are issued, the proportionate ownership and voting power of other shareholders will be reduced.

INVESTOR PROFITS, IF ANY, WILL LIKELY BE LIMITED FOR THE NEAR FUTURE.

         Because we do not anticipate paying any dividends in the near future, investors in our common stock probably will not derive any profits from their investment in us for the foreseeable future, other than through price appreciation of our common stock. We incurred a net loss of $220,000 for the quarter ended June 30, 2002. Given current market conditions, it is unlikely that the price of our common stock will appreciate as long as we continue to have operating losses. Thus, it is likely that investor profits, if any, will be limited for the near future.

IF OUR COMMON STOCK IS DE-LISTED FROM THE NASDAQ SMALL CAP MARKET, OUR SHAREHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

         While our common stock is currently listed on the Nasdaq Small Cap Market, we are awaiting a decision from the Nasdaq Listing Qualifications Panel regarding whether they are willing to grant us an extension of time in which to meet the listing requirements for the Small Cap Market. If they do not grant us an extension of time, or if an extension is granted but we fail to meet the requirements within the extension, our common stock will be de-listed from Nasdaq and likely will trade only through the OTC Bulletin Board. If trading through the OTC Bulletin Board is significantly less than that on the Small Cap Market, our shareholders may have difficulty liquidating their investment in us.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY RESULT IN LOSSES FOR INVESTORS.

         The market price of our common stock has been volatile since our initial public offering in February 1992. From January 1, 2001 to October 31, 2002, the last daily sale price of our common stock ranged from a low of $0.06 per share to a high of $21.50 per share. We expect our stock to continue to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These include:

         - quarterly variations in actual or anticipated results of our operations;

         - announcements of technological innovations or new products or services by us or our competitors;

         -   changes in market valuations of comparable companies;

         - general conditions in the Internet industry or other high technology industries; and

         -   general economic conditions.

         We may fail to meet expectations of our stockholders or of analysts at some time in the future, and our stock price could decline as a result.

SHARES THAT ARE ELIGIBLE FOR FUTURE SALE MAY HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         At October 31, 2002, we had 11,696,925 shares of common stock outstanding, of which approximately 10,600,000 shares were freely tradeable without substantial restriction or the requirement of future registration under the Securities Act. In addition, as of that date, options and warrants to purchase 1,032,443 shares were outstanding, of which 869,280 were exercisable. These options and warrants are exercisable at prices ranging from $0 to $9.25 per share. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock. This could impair our ability to raise capital through the sale of our equity securities and also could negatively affect the price that holders of our common stock receive for their shares.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the conversion of the 5% convertible debentures into shares of common stock. Assuming the Rights Offering is fully subscribed and we sell 11,696,925 shares of common stock at $0.10 per share, we will receive total gross proceeds of $1,169,692.50 before expenses and Solicitation fees. Net proceeds from the sale of shares pursuant to the Rights Offering estimated to be $__________ will be used to pay marketing expenses of approximately $100,000 and the remainder will be used to reduce debt.

                         DETERMINATION OF OFFERING PRICE

         The offering price is not based on market or book value. The current market value for the Company's common shares on a per share basis is less than the Company's book value and the offering price may be higher or lower than market value, which has been volatile during recent periods. The offering price of $0.10 per share is approximately the 30 day average price of our common shares commencing 30 days prior to the announcement of the Company's issuance of its 5% debentures. It was based on this price that the Company determined to issue its Rights Offering so that our shareholders would have a right to purchase shares of our common stock at the same price that new investors had the opportunity to convert. We cannot be sure that this price will correspond to the price at which the common stock will trade in the public market immediately prior to the offering, during the offering or following this offering.

                         DESCRIPTION OF CREDIT FACILITY

         During 2001, we borrowed $1 million pursuant to a term loan from Silicon Valley Bank, which had a repayment schedule of 36 monthly installments through December 2004. Pursuant to the loan agreement we were required to maintain certain minimum financial covenants on a monthly basis. During the third quarter of 2002, we broke those covenants and paid down approximately $500,000 of the loan with the remainder being paid out over 12 monthly installments.

         At September 30, 2002, the Company had $307,000 outstanding under its term credit facility. At September 30, 2002 the Company had $125,000 outstanding under its line of credit agreement with the Bank. During the third quarter of 2002, the Company was out of compliance with the covenants of its loan and as such it not able to draw additional amounts against its line of credit, in addition the Bank accelerated the term note which is now due monthly with principal and interest payments through September 2003.

                          DESCRIPTION OF OUR SECURITIES

         We are authorized to issue 20,000,000 shares of common stock, no par value, of which 19,298,919 shares are designated voting common stock and 201,081 shares are designated non-voting common stock. At September 30, 2002, we had a total of 12,398,006 shares outstanding, of which 11,696,925 shares are voting common stock and 201,081 shares are non-voting common stock.

COMMON STOCK

         Holders of shares of voting common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holders of a majority of the outstanding shares of our voting common stock will be able to elect our entire board of directors. Holders of common stock have no preemptive rights and are entitled to such dividends as may be declared by the board of directors out of legally available funds. The common stock is not entitled to any sinking fund, redemption or conversion provisions. If we liquidate, dissolve or wind up our business, the holders of our common stock will be entitled to share ratably in our net assets remaining after the payment of all creditors. When issued, the shares of voting common stock will be fully paid and non-assessable. The transfer agent and registrar for our common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401 (303) 262-0600.

OPTIONS AND WARRANTS

         As of October 31, 2002, options to purchase an aggregate of 663,322 shares of our common stock were issued and outstanding. These options were issued to several of our employees and directors in 2001 and 2002. The exercise price of these options range from $0 to $0.90 per share.

         As of October 31, 2002, we had outstanding 369,121 warrants issued to a third party vendor for marketing services provided in 2001. The exercise price of these warrants ranges from $0.50 to $9.25 per share.

5% CONVERTIBLE DEBENTURES

         On September 16, 2002, we entered into a Debenture Purchase Agreement with Interactive Capital, Inc. pursuant to which it and other qualified purchasers may purchase a minimum of $250,000 and a maximum of $5 million in aggregate principal amount of convertible debentures to be issued by us. We are obligated to use the proceeds of the debentures to pay off a portion of our loans and credit facility with Silicon Valley Bank and the balance for working capital. Until such time as a registration statement covering the shares issuable upon conversion of any debentures sold is declared effective by the SEC, the proceeds of such sale shall remain in an escrow account of which Interactive Capital is the trustee.

         Pursuant to the Debenture Purchase Agreement and a Convertible Debenture Agreement, on October 31, 2002, we sold convertible debentures in an aggregate principal amount of $250,000 to Interactive Capital, Inc. The convertible debentures:

         - bear interest at a rate of 5% per year from November 1, 2002; we will pay interest on the convertible debentures notes on the first day of each month commencing on December 1, 2002;

         - are general unsecured obligations, ranking on a parity in right of payment with all our existing and future senior indebtedness and other general unsecured obligations, and senior in right of payment with all our future subordinated indebtedness;

         - are convertible into our common stock at a conversion price of $0.10 per share, subject to adjustment in the event of any merger, consolidation, exchange of shares, recapitalization, reorganization, stock split, reclassification of common stock, or similar event;

         - are redeemable at our option in whole or in part beginning on November 1, 2002, at a repurchase price of 100% of their principal amount plus accrued and unpaid interest payable in cash, provided that the registration statement covering the shares issuable upon conversion of the debentures is in effect at the time of redemption;

         - are due on February 29, 2004, unless earlier converted or redeemed by us at our option;

         - obligate us to notify the holders thereof of any meeting of our shareholders and, grant the holders thereof the right to vote, on any matter submitted to our shareholders for a vote, the number of shares that would be issued upon conversion of the debentures if they were converted on the record date for the meeting at which the vote will be taken.

         We will be in default of our obligations under the Convertible Debenture Agreement if we: (a) fail to make any payment when due, which failure is not cured within 15 days after our receipt of written notice thereof; (b) suffer certain events of bankruptcy or insolvency; (c) suffer a material adverse change in our business affairs, financial condition or in the markets for our securities, including a delisting of our common stock from the Nasdaq Small Cap Market, which material adverse change is not reversed within 10 days after our receipt of written notice thereof; or (d) fail to meet our registration obligations with regard to the common stock issuable upon conversion of the debentures, which failure is not cured within 10 days after our receipt of written notice thereof. If an event of default occurs and is not timely cured, the holder of the debenture may declare the principal amount of the debenture to be due and payable immediately. If an event of default involving bankruptcy or insolvency occurs, the principal amount of the notes will automatically become immediately due and payable.

         Under the terms of the Convertible Debenture Agreement we filed a registration statement, of which this prospectus forms a part, covering the shares of common stock issuable upon conversion of the debentures. We will use our reasonable best efforts to have the registration statement declared effective as soon as practicable and to keep it effective until the earlier of:
(i) two years after the date of the sale of the convertible debentures; or (ii) all of the convertible debentures have been redeemed or converted.

         We are not restricted from paying dividends, incurring debt, or issuing or repurchasing our securities under the Convertible Debenture Agreement. In addition, there are no financial covenants in the Convertible Debenture Agreement.

         In connection with the sale of debentures to Interactive Capital, on September 29, 2002, our board of directors amended our bylaws to increase the size of our board from 5 directors to 2 directors. One of the nominees to our expanded board will be John R. McKowen, the President of Interactive Capital. Our next annual shareholders meeting is scheduled for November 25, 2002.

THE RIGHTS

         On September 29, 2002, our board of directors approved a Rights Offering for all shareholders of record on November 15, 2002, to purchase one share of voting common stock for each share they own, at a purchase price of $0.10 per share. The Rights Offering is subject to shareholders approval, and will be submitted to a vote at our next annual shareholders meeting scheduled for November 25, 2002. The Rights Offering will commence on the date they are approved for trading which cannot occur until they receive necessary shareholder approval and the registration statement of which this prospectus form a part is declared effective. The Rights will be represented by certificates and will trade on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol ___________. The Rights automatically expire on ___________________, 2002, 30 days after they are approved for trading. The Rights Offering includes an Over Subscription Privilege. The Over Subscription Privilege allows any right holder exercising his or her right to acquire our common stock the right to Over Subscribe by tendering to the Company a notice of intent to acquire additional shares and depositing into an escrow account established for that purpose with our transfer agent funds adequate to cover the purchase of the additional common stock. The Over Subscription Privilege provides that at the termination of the Rights Offering should any of our common stock not have been acquired by the record holders owning the Rights to acquire that stock, then all of such unacquired shares will be pooled and allotted to shareholders exercising Over Subscription Privileges on a pro rata basis. By way of example only, should Shareholder A own 1,000 shares of common stock on November 15, 2002, Shareholder A automatically owns Rights to acquire an additional 1,000 shares. If
Shareholder A in addition to subscribing for the 1,000 shares allotted to him also deposited with the transfer agent notice of his intent to Over Subscribe for an additional 10,000 shares and deposits along with the notice a check for $1,000, Shareholder A would be entitled to participate in the Over Subscription pool if any shares are available to that pool. Further assume that 10 other shareholders also agreed to participate in the Over Subscription pool by depositing notices of their intent along with checks covering their requests. Should a total of 1,000,000 shares not have been subscribed for by the rightful owner of the Rights and should Over Subscription Privileges be exercised for a total of 900,000 shares, then all of the Over Subscription Privileges will be fulfilled and of the 1,000,000 Rights not exercised, 900,000 shares would be issued pursuant to the Over Subscription Notices. On the other hand, should only 500,000 Rights not be exercised, and Over Subscription orders are received for 900,000 shares, the 500,000 shares available would be divided pro rata amongst the persons participating in the Over Subscription pool and funds not utilized to exercise the Rights will be returned to the investor participating in the Over Subscription Privilege. If the Rights expire without having been exercised, they will have no value.

REVERSE STOCK SPLIT

         Our common stock commenced trading on the Nasdaq Small Cap Market under the symbol "NVDC" on February 11, 1992. On October 22, 1999, it commenced trading on the Nasdaq National Market under the symbol "NVDC." On June 6, 2002, our common stock was transferred to the Nasdaq Small Cap Market because its bid price had closed below $1.00 per share for 30 consecutive trading days and thus no longer complied with the listing requirements for the National Market.

         On August 14, 2002, we were notified of the Nasdaq staff's determination to delist our common stock. On October 4, 2002, we had a hearing before the Nasdaq Listing Qualifications Panel to request an extension of time in which to meet the listing requirements of the Nasdaq Small Cap Market. We are still awaiting the panel's determination.

         The minimum stock price for our continued listing on the Nasdaq Small Cap Market is $1.00 per share. On October 1, 2002, the closing bid price of our common stock was $0.12 per share. As part of our efforts to increase the value of our securities, we are asking our shareholders to approve a reverse split of our common in a range between 1 for 10 and 1 for 18, with the final range being determined by our board of directors based principally on the closing bid price of our common stock on the day the stock split is approved by our shareholders. The reverse stock split will be submitted for our shareholders' approval at our next annual shareholders meeting scheduled for November 25, 2002.

OTHER NASDAQ LISTING REQUIREMENTS

         The Nasdaq rules require prior shareholder approval when an issuer (or an issuer together with its officers, directors or substantial shareholders) sells or issues shares of common stock (or securities convertible into common stock) in a private transaction, at a price less than the greater of book value or market value, in an amount equal to 20% or more of the issuer's common stock or 20% or more of the voting power outstanding before such sale or issuance. The rules also require prior shareholder approval when an issuer, in connection with the acquisition of the stock or assets of another company, issues shares of its common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of the issuer's outstanding common stock or 20% or more of the voting power outstanding before such issuance.

         In order to comply with these rules, we are asking our shareholders to approve the issuance of up to 4,000,000 shares of our common stock, on a post-split basis, in connection with (i) the sale of additional debentures pursuant to our agreement with Interactive Capital, (ii) the Rights Offering,
(iii) the sale of additional shares for yet to be determined financings, and
(iv) for future mergers and acquisitions. The authorization for such issuances will be submitted for our shareholders' approval at our next annual shareholders meeting scheduled for November 25, 2002.

                            OUR PLAN OF DISTRIBUTION

5% CONVERTIBLE DEBENTURES

         As of October 31, 2002, we had outstanding 5% Convertible Debentures in the aggregate principal amount of $250,000 which are convertible to our common stock, at the option of the holders of the debentures, at any time prior to the due date of the debenture (February 29, 2004), unless previously redeemed by us. Upon the receipt of a duly executed notice of election to convert the debenture, we will convert the debenture to our common stock based upon a conversion price equal to $0.10 per share.

         As of October 31, 2002, we had irrevocable commitments to purchase an additional aggregate principal amount of $250,000 of our 5% convertible debentures, subject to the approval of our shareholders. Assuming we receive such approval, we will accept the irrevocable commitments and privately sell the debentures. The 5% convertible debentures will be convertible to our common stock, at the option of the holders thereof, at any time prior to February 29, 2004, unless previously redeemed by us. Upon the receipt of a duly executed notice of election to convert the debentures, we will convert the debentures to our common stock based upon a conversion price equal to $0.10 per share.

         Assuming that we receive shareholder authorization to issue up to 4 million shares of common stock, on a post-split basis, we intend to privately sell a third set of 5% convertible debentures in the aggregate principal amount of $250,000 pursuant to our agreement with Interactive Capital. Such debentures will be convertible to our common stock, at the option of the holders thereof, at any time prior to February 29, 2004, unless previously redeemed by us. Upon the receipt of a duly executed notice of election to convert the debentures, we will convert the debentures to our common stock based upon the conversion price set forth in the debenture. The conversion price will equal the market price of our common stock on the date of sale of the debenture.

RIGHTS OFFERING

         As described above, each right gives the shareholder of record on November 15, 2002 the Right to Purchase one share of our common stock at the price of $0.10 per share for each share the record shareholder owns on the record date. The Rights Offering includes an Over Subscription Privilege. The Over Subscription Privilege allows any right holder exercising his or her right to acquire our common stock the right to Over Subscribe by tendering to the Company a notice of intent to acquire additional shares and depositing into an escrow account established for that purpose with our transfer agent funds adequate to cover the purchase of the additional common stock. The Over Subscription Privilege provides that at the termination of the Rights Offering should any of our common stock not have been acquired by the record holders owning the Rights to acquire that stock, then all of such unacquired shares will be pooled and allotted to shareholders exercising Over Subscription Privileges on a pro rata basis. By way of example only, should Shareholder A own 1,000 shares of common stock on November 15, 2002, Shareholder A automatically owns Rights to acquire an additional 1,000 shares. If Shareholder A in addition to subscribing for the 1,000 shares allotted to him also deposited with the transfer agent notice of his intent to Over Subscribe for an additional 10,000 shares and deposits along with the notice a check for $1,000, Shareholder A would be entitled to participate in the Over Subscription pool if any shares are available to that pool. Further assume that 10 other shareholders also agreed to participate in the Over Subscription pool by depositing notices of their intent along with checks covering their requests. Should a total of 1,000,000 shares not have been subscribed for by the rightful owner of the Rights and should Over Subscription Privileges be exercised for a total of 900,000 shares, then all of the Over Subscription Privileges will be fulfilled and of the 1,000,000 Rights not exercised, 900,000 shares would be issued pursuant to the Over Subscription Notices. On the other hand, should only 500,000 Rights not be exercised, and Over Subscription orders are received for 900,000 shares, the 500,000 shares available would be divided pro rata amongst the persons participating in the Over Subscription pool and funds not utilized to exercise the Rights will be returned to the investor participating in the Over Subscription Privilege. If the Rights expire without having been exercised, they will have no value.

SOLICITATION AGREEMENT

         We have engaged Spencer Edwards Securities, Inc., an NASD registered broker-dealer, to assist us with our Rights Offering. Spencer Edwards has agreed with us to use its best efforts to solicit the exercise of all of the

Rights granted by the Company in exchange for a fee. Additionally, Spencer Edwards has agreed to purchase all of the Rights that remain unexercised at the termination of the offering and exercise them to acquire the common shares underlying the Rights for resale on a best efforts basis. We have called the agreement we have entered into with Spencer Edwards a Solicitation Agreement, as their principal services will be to contact individuals and broker-dealers who hold Rights either individually or in their brokerage accounts to encourage the exercise of those Rights and to make certain that this prospectus is distributed to all Rights Holders. To facilitate the delivery of this prospectus, the Company has instigated a broker search and plans on distributing an appropriate number of copies of the prospectus to the brokers who have clients which receive Rights as a result of their ownership of our common stock on the 15th of November, 2002.

         For providing this solicitation services and the standby underwriting of the sale of any un-purchased common stock underlying the Rights, we have agreed to pay Spencer Edwards a fee of _____% of all monies raised in the Rights Offering. In addition, we have agreed to pay Spencer Edwards' non-accountable expenses in the amount of ____% of total funds raised. We have also agreed to issue warrants to our Solicitor at the rate of one warrant for each _____ Rights (post reverse split) exercised. Each warrant may be exercised over a period of ____ years at an exercise price of $______ per share. In addition to expenses paid to Spencer Edwards, we expect to individually incur expenses of approximately $45,000 related to this Offering.

         We have agreed to indemnify Spencer Edwards against liabilities under the Securities Act, or contribute to payments which Spencer Edwards may be required to make in that respect.

         Spencer Edwards has agreed to make a market in our Rights in the OTCBB which will trade under the symbol "________". Prior to this Rights Offering, there has been no public market for our Rights and there can be no guarantee that a market for the Rights will develop or if it develops, it will be maintained during the 30-day term of the Rights.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

         Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. The Colorado Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

         The validity of the securities offered hereby have been passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Denver, Colorado.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving such report.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 to obtain further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file documents with the SEC electronically.

         Our common stock is listed on the Nasdaq Small Cap Market under the symbol "NVDC." Copies of publicly available documents that have been filed with the SEC can be inspected and copied at the offices of the National Association of Securities Dealers, Inc. at 1235 K Street, N.W., Washington, D.C. 20006.

         This prospectus is part of a registration statement on Form S-3 that we filed with the SEC with respect to the securities offered under this prospectus. This prospectus does not contain all the information that is in the registration statement. We omitted certain parts of the registration statement as allowed by the SEC. We refer you to the registration statement and its exhibits for further information about us and the securities offered.

         The SEC allows us to "incorporate by reference" in this prospectus the information that we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

         -   Annual Report on Form 10-K for the fiscal year ended December 31,
             2001;

         -   Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

         -   Current Report on Form 8-K filed on May 2, 2002;

         -   Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

         - Quarterly Report on Form 10-Q for the quarter ended September 30, 2002; and

         - The description of our common stock that is contained in our registration statement on Form 8-A filed on January 28, 1992, including any amendment or report filed for the purpose of updating the description.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus (except for exhibits not specifically incorporated by reference in the information), upon written or oral request and at no cost to the requester. Any requests should be made to:

                           Navidec, Inc.
                           Attention: Chief Financial Officer
                           6399 Fiddler's Green Circle, Suite 300
                           Greenwood Village, Colorado 80111
                           (303) 222-1000

                CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates by reference "forward-looking statements" within the meaning of securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including the statements about our strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. When used or incorporated by reference in this prospectus, the words "will," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date on which they were made. Although we may from time to time voluntarily update or revise publicly our forward-looking statements, whether as a result of new information, future events or otherwise, we disclaim any commitment to do so except as required by securities laws. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make or incorporate by reference in this prospectus are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

                                  NAVIDEC, INC.

                        11,696,925 Shares of Common Stock
                      Issuable Pursuant to Rights Offering
                                       and
                   __________ Shares of Common Stock Issuable
                        Upon Conversion of 5% Debentures


                                ----------------
                                   PROSPECTUS
                                ----------------


                                  ______, 2002


You only should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Until _________, 2002 (25 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be requested to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:


     Total Registration Fee Under Securities Act of 1933 (paid herewith)                 $   131
     Printing and Engraving                                                                5,000*
     Accounting Fees and Expenses                                                          5,000*
     Legal Fees and Expenses                                                              25,000*
     Blue Sky Fees and Expenses (including related legal fees)                             2,000*
     Transfer Agent Fees                                                                   5,000*
     Miscellaneous                                                                         2,869*
                                                                                          ------
     Total                                                                               $45,000
                                                                                          ======

*  Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation eliminate the personal liability of directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Colorado law. The Registrant's Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Colorado law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Colorado Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

ITEM 16. EXHIBITS.

         The following exhibits are furnished as part of this registration statement:

Exhibit#    Description
--------    -----------

4.1 Second Amended and Restated Articles of Incorporation of Navidec, Inc. (incorporated by reference herein to Exhibit 3.1 of the Registrant's 10-K for the period ended December 31, 2001).

4.2 Amended and Restated Bylaws of ACI Systems, Inc. (incorporated by reference herein to Exhibit 3.2 of the Registrant's registration statement on Form SB-2 (SEC file number 333-14492)).

4.4 5% Convertible Debenture dated October 31, 2002, issued to Interactive Capital, Inc.

5.1         Opinion of Ballard Spahr Andrews & Ingersoll, LLP *

10.1        Rights Solicitation Agreement

23.2        Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
            Exhibit 5.1) **

*   Filed herewith.
**  To be filed by amendment

ITEM 12. UNDERTAKINGS.

         (a) Rule 415 offering. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and/or

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for acceleration of effective date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on November
21, 2002.


                                   NAVIDEC, INC.

                                   By: /s/ J. Ralph Armijo
                                      ----------------------------
                                       J. Ralph Armijo, President
                                       and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                   Date
---------------------------------------    ---------------------------------------    -------------------------------


/s/ J. Ralph Armijo                        Director, President and Chief                    November 21, 2002
---------------------------------------    Executive Officer
J. Ralph Armijo


/s/ Patrick R. Mawhinney                   Director and Chief Financial                     November 21, 2002
---------------------------------------    Officer
Patrick R. Mawhinney


/s/ Lloyd G. Chavez, Jr.                   Director                                         November 21, 2002
---------------------------------------
Lloyd G. Chavez, Jr.


/s/ Gerald A. Marroney                     Director                                         November 21, 2002
---------------------------------------
Gerald A. Marroney

                                  EXHIBIT INDEX

Exhibit #         Description
---------         -----------

4.1 Second Amended and Restated Articles of Incorporation of Navidec, Inc. (incorporated by reference herein to Exhibit 3.1 of the Registrant's 10-K for the period ended December 31,
                  2001).

4.2 Amended and Restated Bylaws of ACI Systems, Inc. (incorporated by reference herein to Exhibit 3.2 of the Registrant's registration statement on Form SB-2 (SEC file number 333-14492)).

4.4 5% Convertible Debenture dated ______, 2002, issued to Interactive Capital, Inc.

5.1               Opinion of Ballard Spahr Andrews & Ingersoll, LLP **

10.1              Rights Solicitation Agreement **

23.2              Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5.1) **

*    Filed herewith.
**   To be filed by amendment.